File # 333-229295

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

POST-EFFECTIVE AMENDMENT NO. 5

Registration Statement Under

THE SECURITIES ACT OF 1933

CEL-SCI CORPORATION
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

84-0916344	2836	8229 Boone Blvd. #802 Vienna, Virginia 22182 (703) 506-9460
(IRS Employer I.D. Number)	Primary Standard	(Address, including zip code,
	Industrial Classification Number	and telephone number including
		area of principal executive offices)

Geert Kersten

8229 Boone Blvd. #802

Vienna, Virginia 22182

(703) 506-9460

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

William T. Hart, Esq.

Hart & Hart

1624 Washington Street

Denver, Colorado 80203

(303) 839-0061

As soon as practicable after the effective date of this Registration Statement

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

By means of this Registration Statement a number of our warrant holders are offering to sell shares of our common stock which are issuable upon the exercise of our outstanding warrants. The warrants were issued at various dates between June 2017 and June 2018. The shares issuable upon the exercise of the warrants were previously registered by means of a registration statement, filed with the Securities and Exchange Commission (File # 333-229295). However this registration statement, and the prospectus which forms a part of this registration statement could not be used until it was updated with the Company’s September 30, 2021 financial statements, which are incorporated by reference, and Post-Effective Amendment No. 5 this registration statement # 333-229295, of which this prospectus is a part, is declared effective by the Securities and Exchange Commission.

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PROSPECTUS

CEL-SCI CORPORATION

Common Stock

By means of this prospectus a number of our warrant holders are offering to sell up to 1,079,483 shares of our common stock which are issuable upon the exercise of our outstanding warrants.

The warrants were issued at various dates between June 2017 and June 2018. The shares issuable upon the exercise of the warrants were previously registered by means of a registration statement, filed with the Securities and Exchange Commission (File # 333-229295). However this registration statement, and the prospectus which forms a part of this registration statement could not be used until it was updated with the Company’s September 30, 2021 financial statements, which are incorporated by reference, and Post-Effective Amendment No. 5 to registration statement # 333-229295, of which this prospectus is a part, is declared effective by the Securities and Exchange Commission.

The warrant holders are sometimes referred to in this prospectus as the “selling shareholders”.

Although we will receive proceeds if any of the warrants are exercised, we will not receive any proceeds from the sale of the common stock by the selling stockholders. We will pay for the expenses of this offering which are estimated to be $30,000.

Our common stock is traded on the NYSE American under the symbol CVM. On June 14, 2022 the closing price for our common stock was $3.61.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE “RISK FACTORS” BEGINNING ON PAGE 18 OF OUR 2021 ANNUAL REPORT ON FORM 10-K WHICH IS INCORPORATED BY REFERENCE.

The date of this prospectus is July __, 2022

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences you should read this entire prospectus carefully, including the documents incorporated by reference, in this prospectus before making an investment decision.

Our Company

We are dedicated to research and development directed at improving the treatment of cancer and other diseases by using the immune system, the body’s natural defense system. We are currently focused on the development of the following product candidates and technologies:

1)	Multikine® (Leukocyte Interleukin, Injection), or Multikine, an investigational immunotherapy under development for the potential treatment of certain head and neck cancers;

2)	L.E.A.P.S. (Ligand Epitope Antigen Presentation System) technology, or LEAPS, with CEL-4000 as a product candidate under development for the potential treatment of rheumatoid arthritis.

None of our product candidates have been approved for sale, barter or exchange by the FDA or any other regulatory agency for any use to treat disease in humans nor has the safety or efficacy of these products been established for any use. There can be no assurance that obtaining marketing approval from the FDA in the United States and by comparable agencies in most foreign countries will be granted.

 We were formed as a Colorado corporation in 1983. Our principal office is located at 8229 Boone Boulevard, Suite 802, Vienna, Virginia 22182. Our telephone number is 703-506-9460 and our web site is www.cel-sci.com. Except for the information incorporated by reference, the information in our website, and that which can be accessed through our website, is not incorporated into and does not form a part of this prospectus.

Our common stock is publicly traded on the NYSE American under the symbol “CVM”. The high and low closing prices of our common stock, as reported by the NYSE American, during the three months ended March 31, 2022 were $7.70 and $3.93, respectively.

As of June 14, 2022, we had 43,328,104 outstanding shares of common stock. This number excludes 14,295,501 shares that may be issued upon the exercise of outstanding warrants and options with a weighted average exercise price of $8.53 per share.

Recent Developments

On June 28, 2021, we announced results from our 9.5-year pivotal Phase 3 study for our immunotherapy Multikine® (Leukocyte Interleukin, Injection) in the treatment of advanced (stages III and IV) primary (previously untreated) squamous cell carcinoma of the head and neck (SCCHN). The Phase 3 results showed a long-term 5-year overall survival (OS) benefit in the treatment arm that received Multikine treatment followed by surgery and radiation (the lower risk to recurrence treatment arm). This survival benefit was robust and durable and added no toxicity to the overall treatment, something not commonly seen with cancer drugs. In fact, the survival benefit increased over time and at 5-years the overall survival benefit reached an absolute 14.1% advantage for the Multikine treated arm over control (n=380, total study patients treated with surgery plus radiation), control arm 48.6%, Multikine arm 62.7% survival.

The study used the standard of care treatment for advanced primary head and neck cancer patients as a comparison. The patients received surgery followed by either radiation or chemoradiation (chemotherapy and radiation at the same time), as determined by the physician. This means that there were 2 treatment arms, 1) surgery plus radiation or 2) surgery plus chemoradiation. The arm that received Multikine treatment followed by surgery and radiation showed great survival benefit, but when chemotherapy was added in the second treatment arm, the immunological effect of Multikine was negated. Therefore when the two treatment arms were combined the study did not achieve its primary endpoint of a 10% improvement in overall survival.

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However, the analysis of the separate treatment arms was prespecified in the protocol and carried out prior to us becoming unblinded. The OS benefit of 14.1% at 5 years for this treatment arm exceeded the 10% OS benefit set out for the study population as a whole. The OS results for this treatment arm are significant (two-sided p=0.0236, HR=0.68) and the effect is robust, durable and increasing over time. The results from the Phase 3 cancer study proved that Multikine met all of the protocol required benefits stated in the study protocol in patients in the treatment arm receiving surgery and radiation as their standard therapies. Based on this we will be filing for and seeking FDA approval for the use of Multikine in the treatment of advanced primary head and neck cancer in this patient population of about 210,000 patients annually worldwide.

On May 27, 2022, we announced the American Society of Clinical Oncology (ASCO) published two abstracts related to our pivotal Phase 3 Multikine head and neck cancer clinical trial. The was presented by our Chief Scientific Officer, Eyal Talor, Ph.D. at the 2022 ASCO Annual Meeting on June 6, 2022 in Chicago, Illinois. The abstract titles and corresponding links are as follows:

•

“Leukocyte interleukin injection (LI) immunotherapy extends overall survival (OS) in treatment-naive low-risk (LR) locally advanced primary squamous cell carcinoma of the head and neck: The IT-MATTERS study.”

	o	Link to abstract: https://meetings.asco.org/abstracts-presentations/207201

	o	Link to poster: https://cel-sci.com/wp-content/uploads/2022/06/CEL-SCI-ASCO-2022-Poster-6032-June-6-Head-and-Neck-Cancer-1.pdf

•	“Novel algorithm for assigning risk/disease-directed treatment (DDT) choice in locally advanced primary squamous cell carcinoma of the head and neck (SCCHN): Using pretreatment data only.”

	o	Link to abstract: https://meetings.asco.org/abstracts-presentations/207202/

Our investigational immunotherapy Multikine is being used in a different way than cancer immunotherapy is usually used. It is given before any other therapy has been administered because that is when the immune system is thought to be strongest (i.e., as a neoadjuvant). It is also administered locally around the tumors and near the draining lymph node. In the Phase 3 clinical trial, Multikine was given locally for three weeks, five days per week as a first line treatment before surgery, radiation or radiochemotherapy. The goal is to help the intact immune system “see” the cancer and kill the micro metastases that usually cause recurrence of the cancer. In short, we believe that local administration and administration of Multikine before weakening of the immune system by surgery and radiation will result in improved outcomes and better overall survival rates for patients suffering from head and neck cancer.

 At ASCO 2022 we presented data that showed the following:

•

14.1% absolute advantage in overall survival (OS) at 5-years in the lower-risk-for-recurrence treatment arm (62.7% vs 48.6%) of patients with previously untreated locally advanced primary squamous cell carcinoma of the head and neck (Multikine+CIZ) versus the standard of care (SOC) control patients. Patients in the “lower-risk-for-recurrence” treatment arm are those with no adverse features discovered during surgery and who are therefore supposed to receive radiotherapy only after surgery. However, “lower-risk” does not mean low risk, as this treatment arm without CEL-SCI’s investigational Multikine still saw less than 50% survival 5-years post standard of care treatment alone (control group).

•	Nearly 4-year increase in median survival in this treatment arm (101.7 months for Multikine+CIZ versus 55.2 months for the SOC alone).

•	Objective response before surgery (partial and complete tumor responses):

	o	In 8.5% (45/529) of Multikine-treated patients in the intent-to-treat (ITT) population (n=923) versus zero in the SOC alone (control).

	o	In 16.0% (34/212) of Multikine-treated patients in this treatment arm (n=380) versus zero in the SOC alone (control).

•	Complete tumor response before surgery in five of the early responders, all five of which were in the Multikine+CIZ treatment arm.

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•	Objective responses before surgery were prognostic for improved survival and significant for reduced death rate:

	o	In the overall ITT population, 22.2% death rate (n=45) among objective responders before surgery versus 54.1% death rate for the Multikine non-responders (n=484).

	o	In the Proposed Indication, 17.6% death rate (n=34) among objective responders before surgery versus 42.7% death rate for the Multikine non-responders (n=178).

•

Histopathological analysis confirmed the effect of Multikine, as 61 markers, ratios, and combinations showed a statistically significant effect (two-sided p<0.05) favoring the Multikine+CIZ treatment arm versus the SOC alone (control) for OS, Progression Free Survival (PFS), and Locoregional Control (LRC) outcomes.

•	Additional (confirmatory) progression-free survival (PFS) benefit in the Proposed Indication was observed for Multikine+CIZ versus the SOC alone.

•

Pre-specified analysis of the Proposed Indication was noted and discussed in the original study protocol and pre-specified in the statistical analysis plan. The Proposed Indication comprised about 40% of all study participants.

•	The overall incidence of adverse events and serious adverse events in the Multikine arms was not substantially different versus the SOC alone.

We also presented an algorithm that allows us to select before surgery those patients who are intended to receive only radiotherapy after surgery.

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The Offering

By means of this prospectus, a number of our warrant holders are offering to sell up to 1,079,483 shares of our common stock which are issuable upon the exercise of our outstanding warrants.

The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include our history of losses and our need for additional capital.

INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2021 and March 31, 2022;

•	our Current Report on Form 8-K filed with the SEC on June 13, 2022;

•	our Proxy Statement relating to our June 13, 2022 Annual Meeting of Shareholders; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 2, 1996 and all amendments and reports updating that description.

The documents incorporated by reference contain important information concerning:

•	our Business;

•	Risk Factors relating to an investment in our securities;

•	our Management and matters relating to Corporate Governance;

•	our Principal Shareholders; and

•	our Financial Statements and our Management’s Discussion of our Results of Operations and our Financial Conditions.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference above, including exhibits. Requests should be directed to:

CEL-SCI Corporation

8229 Boone Blvd., #802

Vienna, Virginia 22182

(703) 506-9460

The documents incorporated by reference may be accessed at our website: www.cel-sci.com.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference into this prospectus contain or incorporate by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify these forward-looking statements by forward-looking words such as “anticipates,” “believes,” “expects,” “intends,” “future,” “could,” “estimates,” “plans,” “would,” “should,” “potential,” “continues” and similar words or expressions (as well as other words or expressions referencing future events, conditions or circumstances). These forward-looking statements involve risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, but not limited to:

•	the progress and timing of, and the amount of expenses associated with, our research, development and commercialization activities for our product candidates, including Multikine;

•	our expectations regarding the timing, costs and outcome of any pending or future litigation matters, lawsuits or arbitration proceeding;

•	the success of our clinical studies for our product candidates;

•	our ability to obtain U.S. and foreign regulatory approval for our product candidates and the ability of our product candidates to meet existing or future regulatory standards;

•	our expectations regarding federal, state and foreign regulatory requirements;

•	the therapeutic benefits and effectiveness of our product candidates;

•	the safety profile and related adverse events of our product candidates;

•	our ability to manufacture sufficient amounts of Multikine or our other product candidates for use in our clinical studies or, if approved, for commercialization activities following such regulatory approvals;

•	our plans with respect to collaborations and licenses related to the development, manufacture or sale of our product candidates;

•	business disruption and related risks resulting from the recent pandemic of the novel coronavirus 2019 (COVID-19);

•	our expectations as to future financial performance, expense levels and liquidity sources;

•	our ability to compete with other companies that are or may be developing or selling products that are competitive with our product candidates;

•	anticipated trends and challenges in our potential markets;

•	our ability to attract, retain and motivate key personnel;

•	our ability to continue as a going concern; and

•	our liquidity.

All forward-looking statements are expressly qualified in their entirety by this cautionary statement. The forward-looking statements contained in this prospectus and any document incorporated reference in this prospectus, speak only as of their respective dates. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect new information, events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events and circumstances described in this prospectus and the documents that are incorporated by reference into this prospectus may not occur and actual results could differ materially from those anticipated or implied in such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements.

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RISK FACTORS

Investment in our common stock offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and all other information contained or incorporated by reference into this prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in our common stock.

Article X of our bylaws provides that stockholder claims brought against us, or our officers or directors, including any derivative claim or claim purportedly filed on our behalf, must be brought in the U.S. District Court for the district of Delaware.

Although it is our intent that this provision applies to actions arising under the Securities Act of 1933 and the Securities Exchange Act of 1934 there is uncertainty as to whether a court would enforce this provision since Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations under the Securities Act.

In addition, since this provision in our bylaws applies to state law claims there is uncertainty as to whether any court would enforce this provision.

DILUTION

As of March 31, 2022, we had a net tangible book value of $1.04 per share. An investor purchasing shares in this offering will suffer dilution equal in amount to the difference between the price paid for the shares and our net tangible book value at the time of purchase.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 600,000,000 shares of common stock. Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding common shares can elect all directors.

Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Board of Directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

SELLING SHAREHOLDERS

A number of our warrant holders are offering to sell up to 1,079,483 shares of our common stock which are issuable upon the exercise of our outstanding warrants. The warrants were issued at various dates between June 2017 and June 2018. The shares issuable upon the exercise of the warrants were previously registered by means of a registration statement, filed with the Securities and Exchange Commission (File # 333-229295). However this registration statement, and the prospectus which forms a part of this registration statement could not be used until it was updated with the Company’s September 30, 2021 financial statements, which are incorporated by reference, and Post-Effective Amendment No. 5 to this registration statement # 333-229295, of which this prospectus is a part, is declared effective by the Securities and Exchange Commission.

The warrant holders are referred to in this prospectus as the “selling shareholders”.

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We will not receive any proceeds from the sale of the securities by the selling shareholders. We will pay all costs of registering the securities offered by the selling shareholders. These costs, based upon the time related to preparing this section of the prospectus, are estimated to be $2,000. The selling shareholders will pay all sales commissions and other costs relating to the sale of their shares.

The selling shareholders are listed below.

Name of Selling Shareholder	Shares Owned	Warrant Series	Shares issuable upon exercise of warrants	Shares to be sold in this offering	Share ownership after offering
Harald Wengust	-	Series MM	35,503	35,503	-
	-	Series RR	17,752	17,752	-

Geert Kersten	1,148,411	Series MM	297,929	297,929	1,148,411
	-	Series NN	65,000	65,000	-
	-	Series RR	173,965	173,965	-
	-	Series UU	69,586	69,586	-

Patricia Prichep	209,276	Series NN	10,917	10,917	209,276
	-	Series RR	5,459	5,459	-
	-	Series UU	2,183	2,183	-

de Clara Trust	346,421	Series NN	109,170	109,170	346,421
	-	Series RR	54,585	54,585	-
	-	Series UU	21,834	21,834	-

Heinz Matthies	-	Series NN	15,000	15,000	-

Lance S. Gad	-	Series SS	200,000	200,000	-

National Bank Financial Inc.	-	Series TT	600	600	-

			1,079,483

The controlling persons of the non-individual selling shareholders are:

Name of Shareholder	Controlling Person

de Clara Trust	Ralf Brandenburg

National Bank Financial Inc.	Charles Marleau

The terms of the warrants listed above are shown below:

Series	Exercise Price	Expiration Date
RR	$ 1.65	10/30/2022
SS	$ 2.09	12/18/2022
TT	$ 2.24	2/5/2023
MM	$ 1.86	6/22/2024
UU	$ 2.80	6/30/2024
NN	$ 2.52	7/24/2024

Geert Kersten, our Chief Executive Officer, a trust in which Geert Kersten holds a beneficial interest, and Patricia Prichep, our Senior Vice President of Operations, are among the selling shareholders. No other selling shareholder has, or had, any material relationship with us or our officers or directors. None of the selling shareholders are affiliated with a securities broker/ dealer.

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The shares of common stock may be sold by the selling shareholders by one or more of the following methods, without limitation:

•	a block trade in which a broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	face-to-face transactions between sellers and purchasers without a broker/dealer.

In completing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither we nor the selling shareholders can presently estimate the amount of such compensation. Notwithstanding the above, no FINRA member will charge commissions that exceed 8% of the total proceeds from the sale.

The selling shareholders and any broker/dealers who act in connection with the sale of its securities may be deemed to be “underwriters” within the meaning of §2(11) of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the securities as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If the selling shareholder enters into an agreement to sell its securities to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement.

The selling shareholders may also sell their shares pursuant to Rule 144 under the Securities Act of 1933.

We have advised the selling shareholders that they, and any securities broker/dealers or others who sell the common stock on behalf of the selling shareholders, may be deemed to be statutory underwriters and will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have also advised the selling shareholders that, in the event of a “distribution” of the securities owned by the selling shareholders, the selling shareholders, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase securities of the same class as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have also advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for the purpose of pegging, fixing or stabilizing the price of our common stock in connection with this offering.

EXPERTS

The financial statements as of September 30, 2021 and 2020 and for the years then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION

CEL-SCI’s bylaws authorize indemnification of a director, officer, employee or agent of CEL-SCI against expenses incurred by such person in connection with any action, suit, or proceeding to which such person is named a party by reason of such person having acted or served in such capacity, except for liabilities arising from such person’s own misconduct or negligence in performance of such person’s duty. In addition, even a director, officer, employee, or agent of CEL-SCI who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling CEL-SCI pursuant to the foregoing provisions, CEL-SCI has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (together with all amendments and exhibits) under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement which may be read and copied at the Commission’s Public Reference Room.

We are subject to the requirements of the Securities Exchange Act of l934 and are required to file reports and other information with the Securities and Exchange Commission. Copies of any such reports and other information (which includes our financial statements) filed by us can be read and copied at the Commission’s Public Reference Room.

The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Public Reference Room is located at 100 F. Street, N.E., Washington, D.C. 20549.

Our Registration Statement and all reports and other information we file with the Securities and Exchange Commission are available at www.sec.gov, the website of the Securities and Exchange Commission.

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No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by CEL-SCI Corporation. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.

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PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses payable by the Company in connection with this registration statement.

SEC Filing Fee	$361
Legal Fees and Expenses	12,500
Accounting Fees and Expenses	15,000
TOTAL	$27,861

All expenses other than the SEC filing fee are estimated.

Item 14. Indemnification of Officers and Directors

The Colorado Business Corporation Act provides that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the Company’s best interest.

Item 15. Recent Sales of Unregistered Securities.

Note Reference

On February 5, 2018 the Company sold 2,501,145 shares of common stock for $4,677,140 to 20 private investors. The purchasers of the common stock also received warrants (Series TT) which entitle the purchasers to acquire up to 1,875,860 shares of the Company’s common stock. The Series TT warrants have an exercise price of $2.24, are exercisable on August 6, 2018 and expire on February 5, 2023.

A, B

As of May 15, 2018 the Company was indebted to Ergomed, plc for services provided by Ergomed in connection with the Company’s Phase III clinical trials. On May 16, 2018 the Company issued Ergomed 600,000 shares of its common stock in partial payment of the amount the Company owed Ergomed.

A, B

On June 11, 2018, holders of notes in the principal amount of $1,860,000 converted their notes into 937,804 shares of the Company’s common stock. The Company issued 28,825 shares of its common stock for $80,710 in accrued but unpaid interest on the notes.

A, B

On June 11, 2018, holders of our notes in the principal amount of $1,860,000 converted their notes into 937,804 shares of our common stock. In consideration for the early conversion of their notes, the note holders received warrants (Series UU) which collectively allow the holders to purchase up to 187,562 shares of our common stock at a price of $2.80 per share at any time on or after December 11, 2018 and at any time on or before June 30, 2022.

A, B

On July 2, 2018, the Company sold 3,900,000 shares of its common stock for aggregate gross proceeds of $5,070,000, or $1.30 per share, in a registered direct offering. In a concurrent private placement, the Company issued warrants (Series VV) to purchase 3,900,000 shares of CEL-SCI’s common stock. The warrants can be exercised at a price of $1.75 per share, commencing six months after the date of issuance and ending five and a half years after the date of issuance. In addition, the Company issued warrants to purchase up to 195,000 shares of CEL-SCI’s common stock to the Placement Agent (Series WW). The Series WW warrants are subject to a 180-day lock-up and may be exercised at any time on or after January 2, 2019 and on or before June 28, 2023 at a price of $1.625 per share.

A

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On August 13, 2018, the Company sold 463,855 shares of its common stock for aggregate gross proceeds of $385,000, or $0.83 per share, in a private placement to four officers of the Company.	A, B

As of August 29, 2018, the Company was indebted to Ergomed, plc for services provided by Ergomed in connection with the Company’s Phase III clinical trial. On August 30, 2018 the Company issued Ergomed 1,000,000 shares of its common stock in payment of the amounts it owed Ergomed.

A, B

As of January 8, 2019, the Company had outstanding payables to Ergomed, plc for services provided by Ergomed in connection with the Company’s Phase III clinical trial. On January 9, 2019 the Company issued Ergomed 500,000 shares of its common stock in payment of the amounts it owed Ergomed.

A, B

On May 7, 2019, the Company sold 30,612 shares of its common stock for aggregate gross proceeds of $210,000, or $6.86 per share, in a private placement to four officers and a director of the Company.	A, B

On June 3, 2019, the Company sold 6,631 shares of its common stock for aggregate gross proceeds of $25,000, or $3.77 per share, in a private placement to the Chief Executive Officer of the Company.	A, B

On August 15, 2019 the Company issued Ergomed 250,000 shares of its common stock in payment for services.	A, B

On September 4, 2019, the Company sold 7,962 shares of its common stock for aggregate gross proceeds of $57,000, or $7.16 per share, in a private placement to three officers of the Company.	A, B

On October 25, 2019, the Company sold 3,725 shares of its common stock for aggregate gross proceeds of $25,000, or $6.71 per share, in a private placement to the Chief Executive Officer of the Company.

A, B

On January 10, 2020, the Company sold 6,631 shares of its common stock for aggregate gross proceeds of $50,000, or $7.54 per share, in a private placement to the Chief Executive Officer of the Company.

A, B

On February 26, 2020, the Company sold 10,156 shares of its common stock for aggregate gross proceeds of $110,000, or $10.83 per share, in a private placement to three officers and three Directors of the Company.

A, B

On April 6, 2020, the Company issued Ergomed 100,000 shares of its common stock in payment for services.	A, B

On May 26, 2020, the Company lowered the exercise price and extended the expiration date of the Series V warrants. For each Series V warrant exercised on or before June 10, 2020 the former holder of the Series V warrant received one Series XX warrant. Every Series XX warrant will allow the holder to purchase one share of the Company’s common stock at a price of $18.00 per share at any time on or before September 10, 2020. As of June 10, 2020, 461,953 Series V warrants had been exercised entitling the former holders of the Series V warrants to 461,953 Series XX warrants. For each Series V warrant exercised after June 10, 2020 but on or before June 25, 2020 the former holder of the Series V warrant received one Series YY warrant. Every two Series YY warrants will allow the holder to purchase one share of the Company’s common stock at a price of $20.00 per share at any time on or before September 25, 2020. As of June 25, 2020, 203,678 Series V warrants had been exercised entitling the former holders of the Series V warrants to 101,839 Series YY warrants.

A, B

On June 26, 2020, the Company issued Ergomed 50,000 shares of its common stock in payment for services.	A, B

On July 7, 2021, the Company sold 27,500 shares of its common stock for aggregate gross proceeds of $220,000, or $8.00 per share, in a private placement to the de Clara Trust, of which the Company’s CEO, Geert Kersten, is a beneficiary, and two directors of the Company.

A, B

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A. The Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 with respect to the issuance of these shares. The persons who acquired these shares were sophisticated investors and were provided full information regarding the Company. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired these shares acquired them for their own accounts. The certificates representing these shares bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.

B. No commission or other form of remuneration was given to any person in connection with the sale or issuance of these securities.

Item 16. Exhibits and Financial Statement Schedules

3(a)	Articles of Incorporation	Incorporated by reference to Exhibit 3(a) of CEL-SCI’s combined Registration Statement on Form S-1 and Post-Effective Amendment (“Registration Statement”), Registration Nos. 2-85547-D and 33-7531.

3(b)	Amended Articles	Incorporated by reference to Exhibit 3(a) of CEL-SCI’s Registration Statement on Form S-1, Registration Nos. 2-85547-D and 33-7531.

3(c)	Amended Articles (Name change only)	Incorporated by reference to Exhibit 3(c) of CEL-SCI’s Registration Statement on Form S-1 Registration Statement (No. 33-34878).

3(d)	Bylaws (as amended)	Incorporated by reference to Exhibit 3(d) to Post-Effective Amendment No. 3 to this Registration Statement

4	Shareholders Rights Agreement, as Amended	Incorporated by reference to Exhibit 4 filed with CEL-SCI’s 8-K report dated October 30, 2020.

4(b)	Incentive Stock Option Plan	Incorporated by reference to Exhibit 4 (b) filed on October 7, 2016 with CEL-SCI’s registration statement on Form S¬8 (File number 333-214031).

4(c)	Non-Qualified Stock Option Plan	Incorporated by reference to Exhibit 4 (c) filed on April 24, 2020 with CEL-SCI’s registration statement on Form S¬8 (File number 333-237845).

4(d)	Stock Bonus Plan	Incorporated by reference to Exhibit 4 (d) filed on February 9, 2018 with CEL-SCI’s registration statement on Form S¬8 (File number 333-222969).

4(e)	Stock Compensation Plan	Incorporated by reference to Exhibit 4 (c) filed on January 24, 2020 with CEL-SCI’s registration statement on Form S¬8 (File number 333-236063).

4(f)	2014 Incentive Stock Bonus Plan	Filed with Amendment No. 2 to CEL-SCI’s annual report on Form 10-K for the year ended September 30, 2014.

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5	Legal Opinion

10(l)	First Amendment to Development Supply and Distribution Agreement with Orient Europharma.	Incorporated by reference to Exhibit 10(m) filed with CEL-SCI’s 10-K report for the year ended September 30, 2010.

10(m)	Exclusive License and Distribution Agreement with Teva Pharmaceutical Industries Ltd.	Incorporated by reference to Exhibit 10(n) filed with CEL-SCI’s 10-K report for the year ended September 30, 2010.

10(n)	Lease Agreement	Incorporated by reference to Exhibit 10(o) filed with CEL-SCI’s 10-K report for the year ended September 30, 2010.

10(p)	Licensing Agreement with Byron Biopharma	Incorporated by reference to Exhibit 10(i) of CEL-SCI’s report on Form 8-K dated March 27, 2009

10(z)	Development, Supply and Distribution Agreement with Orient Europharma	Incorporated by reference to Exhibit 10(z) filed with CEL-SCI’s report on Form 10-K for the year ended September 30, 2003.

10(rr)	Assignment and Assumption Agreement with Teva Pharmaceutical Industries, Ltd. and GCP Clinical Studies, Ltd.	Incorporated by reference to Exhibit 10(rr) of CEL-SCI’s report on Form 10-K/A report for the year ended September 30, 2014 dated April 17, 2015.

10(ss)	Service Agreement with GCP Clinical Studies, Ltd., together with Amendment 1 thereto*	Incorporated by reference to Exhibit 10(ss) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (tt)	Joinder Agreement with PLIVA Hrvatska d.o.o.	Incorporated by reference to Exhibit 10(tt) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (uu)	Master Service Agreement with Ergomed Clinical Research, Ltd., and Clinical Trial Orders thereunder	Incorporated by reference to Exhibit 10(uu) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (vv)	Co-Development and Revenue Sharing Agreement with Ergomed Clinical Research Ltd., dated April 19, 2013, as amended	Incorporated by reference to Exhibit 10(vv) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (ww)	Co-Development and Revenue Sharing Agreement II: Cervical Intraepithelial Neoplasia in HIV/HPV co-infected women, with Ergomed Clinical Research Ltd., dated October 10, 2013, as amended	Incorporated by reference to Exhibit 10(ww) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

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10 (xx)	Co-Development and Revenue Sharing Agreement III: Anal warts and anal intraepithelial neoplasia in HIV/HPV co-infected patients, with Ergomed Clinical Research Ltd., dated October 24, 2013	Incorporated by reference to Exhibit 10(xx) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (yy)	Master Services Agreement with Aptiv Solutions, Inc.	Incorporated by reference to Exhibit 10(yy) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (zz)	Project Agreement Number 1 with Aptiv Solutions, Inc. together with Amendments 1 and 2 thereto*	Incorporated by reference to Exhibit 10(zz) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (aaa)	Second Amendment to Development Supply and Distribution Agreement with Orient Europharma	Incorporated by reference to Exhibit 10(aaa) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (iii)	Amendment to Co-Development and Revenue Sharing Agreement with Ergomed Clinical Research, Ltd., dated September 15, 2015	Incorporated by reference to Exhibit 10(iii) filed with CEL-SCI’s 10-K report for year ended September 30, 2015.

10 (mmm)	Employment Agreement with Geert Kersten (2019-2023)	Incorporated by reference to Exhibit 10(10.7) of CEL-SCI’s report on Form 8-K dated August 31, 2019.

10 (nnn)	Employment Agreement with Patricia Prichep (2019-2022)	Incorporated by reference to Exhibit 10(10.8) of CEL-SCI’s report on Form 8-K dated August 31, 2019.

10 (ooo)	Employment Agreement with Eyal Taylor (2019-2022)	Incorporated by reference to Exhibit 10(10.9) of CEL-SCI’s report on Form 8-K dated August 31, 2019.

23.1	Consent of Hart & Hart, LLC

23.2	Consent of BDO USA, LLP

107	Filling Fee Table

*

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted confidential material has been filed separately with the Commission. The location of the omitted confidential information is indicated in the exhibit with asterisks (*)

 Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section l0 (a)(3) of the Securities Act:

(ii)

To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of l933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

 If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(I)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of l933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Vienna, Virginia on the 1st day of July 2022.

CEL-SCI CORPORATION

By:	/s/ Geert Kersten
Geert Kersten
Chief Executive and Principal Financial and Accounting Officer

In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Geert Kersten	Chief Executive and Principal Financial and Accounting Officer	July 1, 2022
Geert Kersten

/s/ Peter R. Young	Director	July 1, 2022
Peter R. Young

/s/ Bruno Baillavoine	Director	July 1, 2022
Bruno Baillavoine

/s/ Robert Watson	Director	July 1, 2022
Robert Watson

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